                                      AMENDMENT
                                          OF
                                PRODUCT MANUFACTURING
                                 AND SALES AGREEMENT



     THIS AMENDMENT OF THE PRODUCT MANUFACTURING AND SALES AGREEMENT
(this "Amendment") is made and entered into as of the 11th day of August, 1997 between POLYCORE OPTICAL, PTE. LTD. ("Seller") and VISION-EASE LENS, INC., successor in interest to Vision-Ease, a unit of BMC Industries, Inc. ("Buyer").

                                       RECITALS

     WHEREAS, Buyer's predecessor, Vision-Ease, a unit of BMC
Industries, Inc., and Seller are parties to that certain Product
Manufacturing and Sales Agreement dated as of the 17th day of October, 1994 (the "Agreement");

     WHEREAS, Buyer and Seller desire to amend the Agreement upon the terms and conditions, and in the manner set forth below; and

     WHEREAS, it is intended by this Amendment to amend the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1) SPECIFICATIONS. Section 3.2 of the Agreement is hereby amended such that the words "Buyer's Vice President of Sales and Marketing" are replaced with "Buyer's Vice President of International Sales".

     2) PRICE. Section 5.1(b) of the Agreement is hereby amended such that the words "each of years two and three of this contract" are replaced with "year 2 of this Amendment".

     3) CUSTOMER RETURNS. Section 6.2 of the Agreement is hereby amended by adding the words", at Seller's expense," to line 3 of such section following "forwarded to Seller".

     4) IMPROVEMENTS. Section 7.2 of the Agreement is hereby amended such that the word "U.S." is replaced with "worldwide".

     5) PATENT INDEMNIFICATION. Buyer agrees that it will indemnify and hold harmless Seller from and against any loss, damage, cost including attorney fees or liability which may be incurred by Seller, based on a claim that the manufacturign process used for any of the Products furnished hereunder infringes any patent of the United States or any other country, and that Buyer, will, at its own expense, defend any action, suit or proceeding which is based on an allegation that the manufacturing process used for any Product manufactured by Seller and sold to Buyer hreunder constitutes an infringement of any patent of the United States or any other county; provided, that:

         a) Seller immediately notifies Buyer in writing of the existence of any notice or claim or inforingement and of any such action, suit or proceeding upon Seller's discovery of the exitence thereof.

         b) Seller gives Buyer full control of the defense of any such suit, including appeals from any judgment therein and any negotiations for the settlement or compromise thereof with full authority to enter into a binding settlement or compromise; and

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         c) Sller cooperates with Buyer, at Buyer's expense, in the defense thereof.

            In the event that the manufacturing process used for any such Products are held to constitute an infringement and the use, possession, sales, reproduction or distribution thereof is enjoined, Buyer shall use its best efforts to replace such infringing process during the terms of this Agreement with non-infringing process at Buyer's expense.

     6) TERM. The term of the Agreement as set forth in Section 10.1 of the Agreement shall be extended for an additional period of two years, which shall commence as of the date of the expiration of the original term of the Agreement.

     7) TERMINATION FOR BREACH. Section 10.2 of the Agreement is hereby amended by deleting the words "without further notice," and by adding the words "if Buyer fails to cure such default within five (5) business days of written demand of Seller" following "to immediately terminate this Agreement".


     8) OTHER TERMINATION. Section 10.3 of the Agreement is hereby amended by adding the following language at the end of such section:

            In case of the breach of contractual commitment by Vision-Ease or any affiliated entity or new principal as described in 10.3, Polycore Optical has the right to sell back to Vision-Ease at then present net book value, the molds, lenses, equipment, and other facilities which are related in one way or another to the manufacturing of lenses for Vision-Ease."

     9) CONFIDENTIALITY. Section 12.1 of the Agreement is hereby amended by relettering subsection (d) as (e) and adding the following as the new subsection (d):

            "is independently developed by the employees or other affiliates of the receiving party without access to the confidential information; or"

    10)  PUBLICITY.  The following sentence is added at the end of Section
         13.1:

            "Notwithstanding the foregoing, Buyer shall have authority to disclose such terms as required under law or court order upon the opinion of counsel that such disclosure is required."

    11) NOTICES. Section 13.2 is hereby amended by adding the words "Lens, Inc." following the words "Vision-Ease". All notices should be sent to the attention of the Vice President of International Sales. The telecopier number is (612) 536-8789.

    12) ASSIGNMENT; BINDING AFFECT. Section 13.3 of the Agreement is hereby amended by adding the words "to an affiliated entity or" following the word "except".

    13) EXHIBITS. Exhibits A through G of the Agreement shall be superceded in their entirety and replaced with Exhibits A through G attached to this Amendment effective as of the expiration of the original term of the Agreement and concurrent with the beginning of the term extension set forth in Section 7 of this Amendment.

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    IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be duly executed as of the date first above written.



POLYCORE OPTICAL, PTE. LTD.          VISION-EASE LENS, INC.

By:    /s/Dr. Sammy  Sumargo        By:    /s/Richard J. Montag

Its:   Managing Director           Its:   Vice President International Sales


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